                                                                       EXHIBIT 3



                          AMENDED AND RESTATED BYLAWS

                                       OF

                        HOUSTON LIGHTING & POWER COMPANY

                         (Adopted by Resolution of the
                             Board of Directors on
                                 June 5, 1996)


                                   ARTICLE I

                                 CAPITAL STOCK

         Section 1. Share Ownership. Shares for the capital stock of the Company may be certificated or uncertificated. Owners of shares of the capital stock of the Company shall be recorded in the share transfer records of the Company and ownership of such shares shall be evidenced by a certificate or book entry notation in the share transfer records of the Company. Any certificates representing such shares shall be signed by the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President or a Vice President and either the Secretary or an Assistant Secretary and shall be sealed with the seal of the Company, which signatures and seal may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issuance.

         Section 2. Shareholders of Record. The Board of Directors of the Company may appoint one or more transfer agents or registrars of any class of stock of the Company. The Company may be its own transfer agent if so appointed by the Board of Directors. The Company shall be entitled to treat the holder of record of any shares of the Company as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Company shall have either actual or constructive notice of the interest of such other person.

         Section 3. Transfer of Shares. The shares of the capital stock of the Company shall be transferable in the share transfer records of the Company by the holder of record thereof, or his duly authorized attorney or legal representative. All certificates representing shares surrendered for transfer, properly endorsed, shall be cancelled and new certificates for a like number of shares shall be issued therefor. In the case of lost, destroyed or mutilated certificates representing shares for which the Company has been requested to issue new certificates, new certificates or other evidence of such new shares may be issued upon such conditions as may be required by the Board of Directors or the Secretary for the protection of the Company and any transfer agent or registrar. Uncertificated shares shall be transferred in the share transfer records of the Company upon the written instruction originated by the appropriate person to transfer the shares.

         Section 4. Shareholders of Record and Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Company (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors may provide that the share transfer records shall be closed for a stated period of not more than sixty days, and in the case of a meeting of shareholders not less than ten days, immediately preceding the meeting, or it may fix in advance a record date for any such determination of shareholders, such date to be not more than sixty days, and in the case of a meeting of shareholders not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. Place of Meetings. All meetings of shareholders shall be held at the registered office of the Company, in the City of Houston, Texas, or at such other place within or without the State of Texas as may be designated by the Board of Directors or officer calling the meeting.

         Section 2. Annual Meeting. The annual meeting of the shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors or as may otherwise be stated in the notice of the meeting. Failure to designate a time for the annual meeting or to hold the annual meeting at the designated time shall not work a dissolution of the Company.

         Section 3. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President, the Secretary, the Board of Directors, the holders of not less than one-tenth of all of the shares outstanding and entitled to vote at such meeting or such other persons as may be authorized in the Articles of Incorporation of the Company.

         Section 4. Notice of Meeting. Written or printed notice of all meetings stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President, the Secretary or the officer or person calling the meeting to each shareholder of record entitled to vote at such meetings. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer records of the Company, with postage thereon prepaid.

         Any notice required to be given to any shareholder, under any provision of the Texas Business Corporation Act, as amended (TBCA), the Articles of Incorporation of the Company or these Bylaws, need not be given to a shareholder if notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the share transfer records of the Company, and have been returned undeliverable. Any action or meeting taken or held without notice to such person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Company a written notice setting forth his then-current address, the requirement that notice be given to that person shall be reinstated.

         Section 5. Voting List. The officer or agent having charge of the share transfer records for shares of the Company shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of shareholders. Failure to comply with any requirements of this
Section 5 shall not affect the validity of any action taken at such meeting.

         Section 6. Voting; Proxies. Except as otherwise provided in the Articles of Incorporation of the Company, or as otherwise provided in the TBCA, each holder of shares of capital stock of the Company entitled to vote shall be entitled to one vote for each share standing in his name on the records of the Company, either in person or by proxy executed in writing by him or by his duly authorized attorney-in-fact. A proxy shall be revocable unless expressly provided therein to be irrevocable and the proxy is coupled with an interest. At each election of directors, every holder of shares of the Company entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote, but in no event shall he be permitted to cumulate his votes for one or more directors.

         Section 7. Quorum and Vote of Shareholders. Except as otherwise provided by law, the Articles of Incorporation of the Company, or these Bylaws, the holders of a majority of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but, if a quorum is not represented, a majority in interest of those represented may adjourn the meeting from time to time. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. With respect to each matter other than the election of directors as to which no other voting requirement is specified by law, the Articles of Incorporation of the Company or in this Section 7 of these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting at which a quorum is present shall be the act of the shareholders.

         Section 8. Presiding Officer and Conduct of Meetings. The Chairman of the Board, if there is one, or in his absence, the Chief Executive Officer, if there is one, or in his absence, the President shall preside at all meetings of the shareholders or, if such officers are not present at a meeting, by such other person as the Board of Directors shall designate or if no such person is designated by the Board of Directors, the most senior officer of the Company present at the meeting. The Secretary of the Company, if present, shall act as secretary of each meeting of shareholders; if he is not present at a meeting, then such person as may be designated by the presiding officer shall act as secretary of the meeting. Meetings of shareholders shall follow reasonable and fair procedure. Subject to the foregoing, the conduct of any meeting of shareholders and the determination of procedure and rules shall be within the absolute discretion of the officer presiding at such meeting (Chairman of the Meeting), and there shall be no appeal from any ruling of the Chairman of the Meeting with respect to procedure or rules. Accordingly, in any meeting of shareholders or part thereof, the Chairman of the Meeting shall have the sole power to determine appropriate rules or to dispense with theretofore prevailing rules.


                                  ARTICLE III

                                   DIRECTORS

         Section 1. Number and Tenure; Qualifications. The business and affairs of the Company shall be managed by the Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed by the affirmative vote of a majority of the members at any time constituting the Board of Directors, and such number may be increased or decreased from time to time; provided, however, that no such decrease shall have the effect of shortening the term of any incumbent director. Except as otherwise provided herein, a member of the Board of Directors shall hold office until the next annual meeting of shareholders.

         No person shall be eligible to serve as a director of the Company subsequent to the annual meeting of shareholders occurring on or after the first day of the month immediately following such person's seventieth birthday and the term of any director who is thereby rendered ineligible to serve as a director of the Company shall expire at such annual meeting of shareholders.
No person who is also an officer of the Company or its corporate affiliates, including Houston Industries Incorporated (HI), shall be eligible to serve as a director upon termination of such person's service as an officer, whether by reason of retirement, resignation, or otherwise, and the term of any such director shall simultaneously terminate when that director's service as an officer terminates.

         The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.

         No person shall be eligible for election or reelection or to continue to serve as a member of the Board of Directors who is an officer, director, agent, representative, partner, employee, or nominee of, or otherwise acting at the direction of, or acting in concert with, (a) a "public-utility company" (other than the Company) as such term is defined in Section 2(a)(5) of the Public Utility Holding Company Act of 1935, as in effect on May 1, 1996 (35
Act), or (b) an "affiliate" (as defined in either Section 2(a)(11) of the 35 Act or in Rule 405 under the Securities Act of 1933, as amended), other than HI, of any such "public-utility company" specified in clause (a) immediately preceding.

         Section 2. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors may be filled by the affirmative vote of a majority of the directors then in office for a term of office continuing only until the next election of one or more directors by the shareholders entitled to vote thereon, or may be filled by election at an annual or special meeting of the shareholders called for that purpose; provided, however, that the Board of Directors shall not fill more than two such directorships during the period between two successive annual meetings of shareholders. Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or may be filled by election at an annual or special meeting of the shareholders called for that purpose. Any director elected to fill any such vacancy shall hold office for the remainder of the full term of the director whose departure from the Board of Directors created the vacancy and until such newly elected director's successor shall have been duly elected and qualified.

         Notwithstanding the foregoing paragraph of this Section 2, whenever holders of outstanding shares of Preferred Stock are entitled to elect members of the Board of Directors pursuant to the provisions of Section 6 of Division A of Article VI of the Articles of Incorporation of the Company, any vacancy or vacancies resulting by reason of the death, resignation, disqualification or removal of any director or directors or any increase in the number of directors shall be filled in accordance with the provisions of such section.

         Section 3. Place of Meetings and Meetings by Telephone. Meetings of the Board of Directors may be held either within or without the State of Texas, at whatever place is specified by the officer calling the meeting. Meetings of the Board of Directors may also be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting by means of conference telephone or similar communications equipment shall constitute presence in person at such meeting, except where a director participates in a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. In the absence of specific designation by the officer calling the meeting, the meetings shall be held at the principal office of the Company.

         Section 4. Regular Meetings. The Board of Directors shall meet each year immediately following the annual meeting of the shareholders for the transaction of such business as may properly be brought before the meeting. The Board of Directors shall also meet regularly at such other times as shall be designated by the Board of Directors. No notice of any kind to either existing or newly elected members of the Board of Directors for such annual or regular meetings shall be necessary.

         Section 5. Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President or the Secretary of the Company or a majority of the directors then in office. Notice shall be sent by mail, facsimile or telegram to the last known address of the director at least two days before the meeting, or oral notice may be substituted for such written notice if received not later than the day
preceding such meeting.   Notice of the time, place and purpose of such meeting
may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where he attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise provided by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 6. Quorum and Voting. Except as otherwise provided by law, the Articles of Incorporation of the Company or these Bylaws, a majority of the number of directors fixed in the manner provided in these Bylaws as from time to time amended shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Articles of Incorporation of the Company or these Bylaws, the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Any regular or special directors' meeting may be adjourned from time to time by those present, whether a quorum is present or not.

         Section 7. Compensation. Directors shall receive such compensation for their services as shall be determined by the Board of Directors.

         Section 8. Removal. Any director may be removed, either with or without cause, at any meeting of shareholders by the affirmative vote of a majority of the outstanding shares entitled to vote at elections of directors. The notice calling such meeting shall give express notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal may be filled at such meeting by vote of a majority of the shares represented at such meeting and entitled to vote for the election of directors.

         Section 9. Executive and Other Committees. The Board of Directors, by resolution or resolutions adopted by a majority of the full Board of Directors, may designate one or more members of the Board of Directors to constitute an Executive Committee and one or more other committees, which shall in each case be comprised of such number of directors as the Board of Directors may determine from time to time. Subject to such restrictions as may be contained in the Company's Articles of Incorporation or that may be imposed by the TBCA, any such committee shall have and may exercise such powers and authority of the Board of Directors in the management of the business and affairs of the Company as the Board of Directors may determine by resolution and specify in the respective resolutions appointing them, or as permitted by applicable law, including, without limitation, the power and authority to (a) authorize a distribution, (b) authorize the issuance of shares of the Company and (c) exercise the authority of the Board of Directors vested in it pursuant to Article 2.13 of the TBCA or such successor statute as may be in effect from time to time. Each duly- authorized action taken with respect to a given matter by any such duly-appointed committee of the Board of Directors shall have the same force and effect as the action of the full Board of Directors and shall constitute for all purposes the action of the full Board of Directors with respect to such matter.

         The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law, nor shall such committee function where action of the Board of Directors cannot be delegated to a committee thereof under applicable law. The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the members of any such committee shall constitute a quorum. The Board of Directors shall name a chairman at the time it designates members to a committee. Each such committee shall appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with the provisions of Sections 3 and 5 of this Article III as the same shall from time to time be amended. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. Officers. The officers of the Company shall consist of a President and a Secretary and such other officers as the Board of Directors may from time to time elect or appoint, which may include, without limitation, a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents (whose seniority and titles, including Executive Vice Presidents, Senior Vice Presidents and such assistant or subordinate Vice Presidents, may be specified by the Board of Directors), a Treasurer, one or more Assistant Treasurers, and one or more Assistant Secretaries. Each officer shall hold office until his successor shall have been duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. Except for the Chairman of the Board, if any, no officer need be a director.

         Section 2. Vacancies; Removal. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Company, or otherwise, the officer so elected shall hold office until his successor is chosen and qualified. The Board of Directors may at any time remove any officer of the Company, whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 3. Powers and Duties of Officers. The officers of the Company shall have such powers and duties as generally pertain to their offices as well as such powers and duties as from time to time shall be conferred by the Board of Directors.


                                   ARTICLE V

                                INDEMNIFICATION

         Section 1. General. The Company shall indemnify and hold harmless the Indemnitee (as this and all other capitalized words are defined in this Article or in Article 2.02-1 of the TBCA), to the fullest extent permitted, or not prohibited, by the TBCA or other applicable law as the same exists or may hereafter be amended (but in the case of any such amendment, with respect to Matters occurring before such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment). The provisions set forth below in this Article are provided as means of furtherance and implementation of, and not in limitation on, the obligation expressed in this
Section 1.

         Section 2. Advancement or Reimbursement of Expenses. The rights of the Indemnitee provided under Section 1 of this Article shall include, but not be limited to, the right to be indemnified and to have Expenses advanced (including the payment of expenses before final disposition of a Proceeding) in all Proceedings to the fullest extent permitted, or not prohibited, by the TBCA or other applicable law. If the Indemnitee is not wholly successful, on the merits or otherwise, in a Proceeding, but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to each Matter. The termination of any Matter in a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter. In addition, to the extent the Indemnitee is, by reason of his Corporate Status, a witness or otherwise participates in any Proceeding at a time when he is not named a defendant or respondent in the Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. The Indemnitee shall be advanced Expenses, within ten days after any request for such advancement, to the fullest extent permitted, or not prohibited, by Article 2.02-1 of the TBCA; provided that the Indemnitee has provided to the Company all affirmations, acknowledgments, representations and undertakings that may be required of the Indemnitee by Article 2.02-1 of the TBCA.

         Section 3. Determination of Request. Upon written request to the Company by an Indemnitee for indemnification pursuant to these Bylaws, a determination, if required by applicable law, with respect to an Indemnitee's entitlement thereto shall be made in accordance with Article 2.02-1 of the TBCA; provided, however, that notwithstanding the foregoing, if a Change in Control shall have occurred, such determination shall be made by Special Legal Counsel selected by the Indemnitee, unless the Indemnitee shall request that such determination be made in accordance with Article 2.02-1F (1) or (2). The Company shall pay any and all reasonable fees and expenses of Special Legal Counsel incurred in connection with any such determination. If a Change in Control shall have occurred, the Indemnitee shall be presumed (except as otherwise expressly provided in this Article) to be entitled to indemnification under this Article upon submission of a request to the Company for indemnification, and thereafter the Company shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. The presumption shall be used by Special Legal Counsel, or such other person or persons determining entitlement to indemnification, as a basis for a determination of entitlement to indemnification unless the Company provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Special Legal Counsel or such other person or persons convinces him or them by clear and convincing evidence that the presumption should not apply.

         Section 4. Effect of Certain Proceedings. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that (a) the Indemnitee did not conduct himself in good faith and in a manner which he reasonably believed, in the case of conduct in his official capacity as a director of the Company, to be in the best interests of the Company, or, in all other cases, that at least his conduct was not opposed to the Company's best interests, or (b) with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

         Section 5. Expenses of Enforcement of Article. In the event that an Indemnitee, pursuant to this Article, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, rights created under or pursuant to this Article, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication but only if he prevails therein. If it shall be determined in said judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication shall be reasonably prorated in good faith by counsel for the Indemnitee. Notwithstanding the foregoing, if a Change in Control shall have occurred, the Indemnitee shall be entitled to indemnification under this Section regardless of whether Indemnitee ultimately prevails in such judicial adjudication.

         Section 6. Nonexclusive Rights. The rights of indemnification and to receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation of the Company, these Bylaws, agreement, insurance, arrangement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Article or any provision thereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his heirs, executors and administrators.

         Section 7. Invalidity. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         Section 8.  Definitions.  For purposes of this Article:

                 "Change of Control" means a change in control of HI or the Company occurring after the date of adoption of these Bylaws in any of the following circumstances: (a) there shall have occurred an event required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not HI or the Company, as the case may be, is then subject to such reporting requirement; (b) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of HI or the Company or a corporation or other entity owned directly or indirectly by the shareholders of HI or the Company in substantially the same proportions as their ownership of stock of HI or the Company, as the case may be, shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of HI or the Company representing 30% or more of the combined voting power of HI's or the Company's then- outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors of HI or the Company, as the case may be, in office immediately prior to such person attaining such percentage interest; (c) HI or the Company is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors of HI or the Company, as the case may be, in office immediately prior to such transaction or event constitute less than a majority of the respective Board of Directors thereafter; (d) during any fifteen-month period, individuals who at the beginning of such period constituted the Board of Directors of HI or the Company (including for this purpose any new director whose election or nomination for election by HI's or the Company's shareholders was approved by a vote of at least two-thirds of the respective directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors of HI or the Company, as the case may be.

                 "Corporate Status" means the status of a person who is or was a director, officer, partner, venturer, proprietor, trustee, employee (including an employee acting in his Designated Professional Capacity), or agent or similar functionary of the Company or of any other foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise which such person is or was serving in such capacity at the request of the Company. The Company hereby acknowledges that unless and until the Company provides the Indemnitee with written notice to the contrary, the Indemnitee's service as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of an Affiliate of the Company shall be conclusively presumed to be at the Company's request. An Affiliate of the Company shall be deemed to be (a) any foreign or domestic corporation in which the Company owns or controls, directly or indirectly, 5% or more of the shares entitled to be voted in the election of directors of such corporation; (b) any foreign or domestic partnership, joint venture, proprietorship or other enterprise in which the Company owns or controls, directly or indirectly, 5% or more of the revenue interests in such partnership, joint venture, proprietorship or other enterprise; or (c) any trust or employee benefit plan the beneficiaries of which include the Company, any Affiliate of the Company as defined in the foregoing clauses (a) and (b) or any of the directors, officers, partners, venturers, proprietors, employees, agents or similar functionaries of the Company or of such Affiliates of the Company.

                 "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

                 "Indemnitee" includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in
         Section 1 or 2 of this Article by reason of his Corporate Status.

                 "Matter" is a claim, a material issue, or a substantial request for relief.

                 "Proceeding" includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution proceeding, investigation, administrative hearing and any other proceeding, whether civil, criminal, administrative, investigative or other, any appeal in such action, suit, arbitration, proceeding or hearing, or any inquiry or investigation, whether conducted by or on behalf of the Company, a subsidiary of the Company or any other party, formal or informal, that the Indemnitee in good faith believes might lead to the institution of any such action, suit, arbitration, proceeding, investigation or hearing, except one initiated by an Indemnitee pursuant to Section 5 of this Article.

                 "Special Legal Counsel" means a law firm, or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (a) HI, the Company or the Indemnitee in any matter material to either such party; (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder; or (c) the beneficial owner, directly or indirectly, of securities of HI or the Company representing 30% or more of the combined voting power of the Company's then-outstanding voting securities. Notwithstanding the foregoing, the term "Special Legal Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights to indemnification under these Bylaws.

                 For the purposes of this Article, an employee acting in his "Designated Professional Capacity" shall include, but not be limited to, a physician, nurse, psychologist or therapist, registered surveyor, registered engineer, registered architect, attorney, certified public accountant or other person who renders such professional services within the course and scope of his employment, who is licensed by appropriate regulatory authorities to practice such profession and who, while acting in the course of such employment, committed or is alleged to have committed any negligent acts, errors or omissions in rendering such professional services at the request of the Company or pursuant to his employment (including, without limitation, rendering written or oral opinions to third parties).

         Section 9. Notice. Any communication required or permitted to the Company under this Article shall be addressed to the Secretary of the Company and any such communication to the Indemnitee shall be addressed to his home address unless he specifies otherwise and shall be personally delivered or delivered by overnight mail or courier delivery.

         Section 10. Insurance and Self-Insurance Arrangements. The Company may procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any Indemnitee against any expense, liability or loss asserted against or incurred by such person, incurred by him in such a capacity or arising out of his Corporate Status as such a person, whether or not the Company would have the power to indemnify such person against such expense or liability. In considering the cost and availability of such insurance, the Company (through the exercise of the business judgment of its directors and officers) may, from time to time, purchase insurance which provides for any and all of (a) deductibles, (b) limits on payments required to be made by the insurer, or (c) coverage which may not be as comprehensive as that previously included in insurance purchased by the Company. The purchase of insurance with deductibles, limits on payments and coverage exclusions will be deemed to be in the best interest of the Company but may not be in the best interest of certain of the persons covered thereby. As to the Company, purchasing insurance with deductibles, limits on payments, and coverage exclusions is similar to the Company's practice of self-insurance in other areas. In order to protect the Indemnitees who would otherwise be more fully or entirely covered under such policies, the Company shall indemnify and hold each of them harmless as provided in Section 1 or 2 of this Article, without regard to whether the Company would otherwise be entitled to indemnify such officer or director under the other provisions of this Article, or under any law, agreement, vote of shareholders or directors or other arrangement, to the extent (i) of such deductibles, (ii) of amounts exceeding payments required to be made by an insurer or (iii) that prior policies of officer's and director's liability insurance held by the Company or its predecessors would have provided for payment to such officer or director. Notwithstanding the foregoing provision of this Section, no Indemnitee shall be entitled to indemnification for the results of such person's conduct that is intentionally adverse to the interests of the Company. This Section is authorized by Section 2.02-1(R) of the TBCA as in effect on May 1, 1996, and further is intended to establish an arrangement of self-insurance pursuant to that section.


                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         Section 1. Offices. The principal office of the Company shall be located in Houston, Texas, unless and until changed by resolution of the Board of Directors. The Company may also have offices at such other places as the Board of Directors may designate from time to time, or as the business of the Company may require. The principal office and registered office may be, but need not be, the same.

         Section 2. Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         Section 3. Seal. The seal of the Company shall be circular in form, with the name "HOUSTON LIGHTING & POWER COMPANY."

         Section 4. Separability. If one or more of the provisions of these Bylaws shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof and these Bylaws shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

         Section 5. Amendments. These Bylaws may be altered or repealed at any regular meeting of the shareholders or at any special meeting of the shareholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the shares entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed alteration or repeal be contained in the notice of such special meeting, except that the directors shall not alter, amend or repeal any bylaw adopted by the shareholders or enact any bylaw in conflict with a bylaw adopted by the shareholders.